并购意向书

Letter of Intent for Merger and Acquisition

甲方 Party A:Summit Networks Inc. (Office Address:#3010-8888 Odlin Cresent, Richmond, British Columbia, Canada V6X 3Z8)

乙方 Party B:Richmaster Information Technology Corp. Ltd. (Main Address:4th Floor, No. 30-1, Beiping E Road, Zhongzheng District, Taipei City, Taiwan.)

甲方是Summit Networks Inc.(SNTW)与 Richmaster Information Technology Corp. Ltd. 两家企业的并购合同条款，是建立在符合美国证券交易委员会(SEC)政策框架基础上,以双赢为目标，对上市公司SNTW完成有效优化。

The terms of the merger contract between Summit Networks Inc.(SNTW) and Richmaster Information Technology Corp. Ltd. are based on the effective optimization of publicly traded SNTW in compliance with the policy framework of the U.S. Securities and Exchange Commission (SEC).

一、交易内容概述 Summary of the Merger

甲方是成立于美国内华达州的上市公司，隶属于OTCQB板块。乙方是2015年成立于台湾的信息科技公司，前期的投入已开始回本，2024年预计会有20万美金的盈利，公司主营业务是对防毒软件的开发和应用，拥有自主研发的品牌和比较稳定的客户群体。现正在开发大健康产业的新项目，公司运营状况良好。甲方Summit Networks Inc. 拥有股权总数67,806,667普通股，现同意增发新股5,000,000股，以每股0.2美元，共计100万美元，作为收购乙方100%股权的对价（包括毛利、有形资产、无形资产及利润）。乙方的实际控股人将获得甲方

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5,000,000股权,成为SNTW股东，SNTW将成为美国上市公司科技板块成员。

Party A is a publicly traded company founded in Nevada, USA and belongs to the OTCQB segment. Party B is an IT company founded in Taiwan in 2015, which has begun to pay back its initial investment and is expected to make a profit of $200,000 in 2024. The company's main business is the development and application of anti-virus software, with self-developed brands and stable customer base. Now the company is developing new projects in Great Health Industry and is in good operation condition. The total existing equity of Summit Networks Inc. is 67,806,667 common shares. Summit Networks Inc. hereby agrees to issue 5,000,000 new shares at US$0.20 per share, totaling in US$1,000,000, as consideration for the acquisition of 100% equity interest in Party B, Richmaster Information Technology Corp. Ltd. (including gross profit, tangible assets, intangible assets and net profit). The actual controlling person of Party B will acquire 5,000,000 shares of Party A, becoming a shareholder of SNTW. SNTW will become a Member of U.S. Public Company's Technology Sector.

二、甲方责任事项 Matters of Party A's responsibility

1，甲方有责任在美国SEC官网披露并购细节，完成8K文件公告。

It is the responsibility of Party A to disclose the details of the merger and acquisition on the official website of US SEC and complete the 8K disclosure.

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2，甲方有责任在审计报告披露后的一个月之内完成乙方的转股手续。

Party A has the responsibility to complete the procedures for transferring shares to Party B within one month of the disclosure of Audit Report.

三、乙方责任事项 Matters of Party B' s responsibility

1，乙方有责任正式合同后的72天内，按美国注册审计要求递交审计报告。

Party B is responsible to submit audit report in accordance with the U.S. Registered Audit Requirements within 72 days of signing the M&A contract.

2，乙方有责任配合律师递交并购所需文件。

Party B is responsible to cooperate with company lawyer in submitting the required documents for merger.

3.乙方的企业实际控制人将进入Summit Networks Inc.担任Chief Operating Officer(COO)首席运营官一职，负责公司IT 新项目的并购，新产品开发、运营及方案策划。

Party B's actual corporate controller will join Summit Networks Inc. in the position of Chief Operating Officer (COO), responsible for the company's IT new project acquisitions, new product research and development, operations and program planning.

4.乙方必须遵循公司有关章程和法律的规定，维护SNTW公司和股东的利益。

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Party B must follow the relevant provisions of the relevant articles of association and laws of the company, and safeguard the interests of shareholders and SNTW.

五、双方的承诺 Commitments of the parties

1，乙方承诺在并购前无外债无法律诉讼。

Party B undertakes to have no external debts and no legal proceedings before the merger.

2，甲方承诺在并购前无外债无法律诉讼。

Party A undertakes to have no external debts and no legal proceedings before the merger.

3，甲方要求乙方持续盈利，达到持续的盈利，不能亏损。

Party A requires Party B to be consistently profitable, to achieve sustained profitability, and not to operate at a loss.

六、细节的陈述 Statement of details

1，此意向书签订之日，表明合作关系确立。此意向书条款作为正式合同的基本条款。正式并购合同将于2024年1月20日前签署完毕，并由SNTW负责向公众作8K披露。

The date of signing this letter of intent indicates the establishment of a cooperative relationship. The terms of this letter of intent serve as the basic terms of the M&A contract. The M&A contract will

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be signed by January 20th 2024 and 8K disclosure will be made to the public by SNTW.

2，本协议的效力。Effective of this Agreement

本意向书仅为意向书，尽管双方在原则上同意本意向书的内容，但任何一方均不因本意向书而对另外一方承担任何法律义务。因此，除上一句所述之外，本协议不构成具有约束力的协议，也不构成订立协议的协议。本协议书不得向任何第三方转让。

It is understood that this is Letter of Intent only and while the parties hereto agree in principle to the contents of this Letter, no party hereto shall have any legal obligation to the other as a result of this letter. Accordingly, except as set forth in the preceding sentence this letter does not constitute a binding agreement, nor does it constitute an agreement to enter into an agreement and the terms hereof are subject to the execution and delivery of formal agreements. This Letter may not be assigned by any of the parties hereto.

3，本协议通过电子邮件签署生效。

This agreement comes into force when signed by e-mail.

4，本意向书正本一式2份，每份有中英文版本。甲乙双方各执正本一份。双方若有未尽事宜可继续签订补充条款。

This LOI is written in Chinese and English in duplicate. Each party

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keeps one copy and each copy shall deem equally authentic. Any matters not mentioned herein shall be negotiated by both parties before development of supplementary terms.

甲方 Party A: Liushuhua

日期 Date: 23.12.30

乙方 Party B

日期 Date:

keeps one copy and each copy shall deem equally authentic. Any matters not mentioned herein shall be negotiated by both parties before development of supplementary terms.

甲方 Party A:

日期 Date:

乙方 Party B

日期 Date:

30th Dec 2023